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                                                                    EXHIBIT 99.1



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
Company Contact              Investor Relations                  Media Relations
John L. Higgins              Bruce Voss or Martin Halsall        Kathy Vincent or Nurha Hindi
Chief Financial Officer      Lippert/Heilshorn & Associates      Ruder Finn
(650) 843-2800               (310) 691-7100                      (310) 479-9929
jhiggins@connetics.com       bvoss@lhai.com                      vincentk@ruderfinn.com
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                 CONNETICS LICENSES VELAC(R) GEL FROM YAMANOUCHI

              -- FIRST IN CLASS ACNE PRODUCT TO TARGET $1.6 BILLION
                          UNITED STATES ACNE MARKET --

         -- CONFERENCE CALL TO BEGIN AT 11:00 A.M. EASTERN TIME TODAY--


PALO ALTO, CALIF. (MAY 14, 2002) -- Connetics Corporation (Nasdaq: CNCT), a specialty pharmaceutical company focused on the development and commercialization of dermatology products, today announced it has licensed Velac(R) gel (a first in class combination of 1% clindamycin, and 0.025% tretinoin) from Yamanouchi Europe B.V. Connetics has licensed exclusive rights to develop and commercialize the product in the U.S. and Canada, and has licensed non-exclusive rights in Mexico. Under the terms of the agreement, Connetics will pay Yamanouchi an initial $2 million licensing fee, as well as future development milestones and royalties on product sales.

Connetics plans to request a pre-IND meeting with U.S. Food and Drug Administration (FDA) officials. Pending the outcome of the pre-IND meeting, current plans are to begin clinical trials early in 2003. Under the current development timeline, Connetics expects to file a New Drug Application (NDA) for Velac(R) gel with the FDA during the second half of 2004.

"The licensing of Velac(R) gel supports our corporate strategy of developing innovative therapies for use by dermatologists and their patients, and leveraging our impressive R&D, regulatory and sales force capabilities to the benefit of our shareholders. Velac(R) gel will compete in the prescription acne market, the largest segment of the dermatology market worth more than $1.6 billion annually in the U.S., giving Velac(R) gel the potential to become our biggest selling product," said Thomas G. Wiggans, President and Chief Executive Officer of Connetics. "This is a tremendous opportunity for Connetics to expand our growing acne franchise and complement our foam formulation of clindamycin, which we expect to enter Phase III testing this summer."

"We are delighted to be partnering with Connetics," said Ian Talmage Vice President Strategic Marketing and Business Development at Yamanouchi Europe B.V. "As evidenced by their strong commitment to dermatology, we are pleased that they will lead the development and commercialization of Velac(R) gel in North America."

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"This is a very exciting new combination product that brings together two leading drugs used to treat acne in one convenient formulation. Unlike currently available combination products, Velac(R) gel acts on multiple targets for treating acne," stated James Leyden, M.D., Professor of Dermatology, University of Pennsylvania Health System. "This combination will make it easier for patients to use, and will likely enhance their compliance."

VELAC(R) GEL IN ACNE

In the U.S., an estimated 17 million people are affected by acne, of which an estimated 5.4 million visited a physician for treatment during the 12 months ended September 2001. Velac(R) gel is a novel, first in class, dual-active product combining the anti-inflammatory and antibiotic effects of clindamycin with the beneficial effects of tretinoin. These two single agents are among the most widely prescribed medications for acne: clindamycin (an anti-inflammatory antibiotic) and tretinoin (all-trans-retinoic acid). The product is patented in the U.S. and internationally.

"Acne is the most common skin disorder in the U.S., and is the leading category in the dermatology market representing more than 35 percent of dermatology product sales," said Greg Vontz, Chief Operating Officer of Connetics. "Given the robust clinical and manufacturing data that have been generated, as well as an intellectual property position, we believe Velac(R) gel has the potential to be one of the top acne products in North America."

Clinical trials in Europe have shown that Velac(R) gel is highly effective in treating acne. Results from clinical studies in more than 700 patients in Europe for the treatment of acne vulgaris have shown Velac(R) gel to be safe and as effective as leading topical treatments. Velac(R) gel is associated with few adverse events, limited mainly to mild skin irritations. In addition, Velac(R) gel is a novel formulation, for once daily application that spreads easily, dries quickly and does not stain.

CONFERENCE CALL

Connetics will host a conference call today to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). To participate in the live call by telephone in the U.S., please call (888) 328-2575. To access the call from outside the U.S., please call (706) 643-0459, conference ID #4200609. The conference call will also be broadcast live over the Internet: follow the Investor Relations link at www.connetics.com.

A telephone replay will be available from 2:00 p.m. Eastern Time (11:00 a.m. Pacific Time) on May 14, 2002, to 3:00 a.m. Eastern Time (12:00 a.m. Pacific
Time) on May 16, 2002. To access the replay from the U.S., please call (800) 642-1687. To access the replay from outside of the U.S., please call (706) 645-9291, conference ID #4200609. The call will also be available for replay on Connetics' web site for 60 days.

ABOUT YAMANOUCHI

Yamanouchi Pharmaceutical Co., Ltd., is a worldwide organization committed to the research, development, manufacture and marketing of innovative pharmaceutical and healthcare products. Research is one of the company's core activities, and has resulted in a number of

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important innovations, including the H2 antagonist famotidine for the treatment of acid related disorders of the gastrointestinal tract, the calcium antagonist nicardipine for the treatment of high blood pressure and angina, and tamsulosin a treatment for the functional symptoms of benign prostatic hyperplasia. Yamanouchi was established in 1923, employs about 9,500 people worldwide and is headquartered in Tokyo, Japan. It is the third largest pharmaceutical company in Japan, and is expanding its business base in Europe, the United States and Asia. For more information about Yamanouchi, its operations and its products, please visit www.yamanouchi.com.

Yamanouchi Europe B.V. is a part of Yamanouchi Pharmaceutical Co., Ltd. and has its Headquarters and Research Laboratories in Leiderdorp, The Netherlands, and has subsidiaries in most European countries. Advanced production plants are located in Meppel (Netherlands) and Carugate (Italy). Its main therapeutic focus is in the area of urology and the company has significant business interests in the areas of dermatology and cardiology. In addition to its European operations, it exports to China, the Middle East, Latin America, Australia and New Zealand.

Velac(R) is a registered trademark of Yamanouchi Europe BV.

Contact:
Mr. G. Emmer,
Director Communications Europe
+31 71-545-5772


ABOUT CONNETICS

Connetics Corporation is an independent pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. The Company's marketed products are Luxiq(R) (betamethasone valerate) Foam, 0.12% and OLUX(R) (clobetasol propionate) Foam, 0.05%. The Company's wholly owned subsidiary, Soltec Research Pty Ltd., is focused on discovering and developing innovative topical drug delivery formulations. These formulations aim to improve the management of dermatological diseases, provide significant product differentiation, and extend product life cycles. For more information about Connetics and its products, please visit Connetics' web site at www.connetics.com, or send an email to ir@connetics.com.

This news release contains forward-looking statements and predictions that represent the Company's judgment as of the date of this news release, and are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed in such forward-looking statements. Such statements are designated by language such as "we anticipate," "we expect," "we plan," and similar language. In particular, Connetics faces risks and uncertainties that U.S. development of Velac(R) may not succeed, that Velac(R) may not be approved for marketing in the U.S., that clinical trials of the product may not produce the same results as shown in earlier clinical trials, that physicians may not respond as favorably as anticipated to the product, that future sales of Velac(R) may not be as robust as anticipated,

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that development of other product candidates in the Company's pipeline may not succeed, and that clinical trials may not go forward as planned. The actual results could differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics' most recently filed Annual Report on Form 10-K.

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